Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who are the Chief Executive Officer and Chief Financial Officer of Behringer Harvard Advisors I LP, the co-general partner of Behringer Harvard Mid-Term Value Enhancement Fund I LP (the “Partnership”), each hereby certify as follows:

The Quarterly Report on Form 10-Q of the Partnership (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Dated this 14th day of August, 2009.

/s/ Robert S. Aisner
Robert S. Aisner, Chief Executive Officer and President of
Behringer Harvard Advisors I LP, General Partner of the
Registrant

/s/ Gary S. Bresky
Gary S. Bresky, Chief Financial Officer of Behringer Harvard
Advisors I LP, General Partner of the Registrant

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.